                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549




                                    FORM 8-K






                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



                       Date of Report: September 30, 1999




                       NORTHWESTERN STEEL AND WIRE COMPANY
- --------------------------------------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)



         Illinois                     0-21556                    36-1562920
        ----------                   ---------                  ------------
      (State or Other               (Commission                (IRS Employer
Jurisdiction of Incorporation)       File Number)            Identification No.)



  121 Wallace Street, Sterling, Illinois                         61081
- -------------------------------------------                     -------
  (Address of Principal Executive Offices)                     (Zip Code)

       Registrant's telephone number, including area code: (815) 625-2500
                                                           ---------------

ITEM 5.  OTHER EVENTS.

On September 28, 1999, Northwestern Steel and Wire Company (the "Company") announced that as part of its strategic plan to build a new structural rolling mill in Sterling, Illinois, it has reached an agreement in principle with the steering committee of the holders of its 9 1/2% Senior Notes to restructure the $115 million of outstanding debt represented by the notes. The terms include:

          - a payment of $50 million plus accrued and unpaid interest to the Noteholders out of the Company's funds and from the proceeds of a new revolving credit agreement expected to become effective in the near future;

          - the issuance to the Noteholders of common stock representing 70% of the outstanding common shares of the Company on a fully diluted basis; and

          - the Noteholders will be given the right to elect 4 of 7 directors.

The agreement in principle has been approved by the Board of Directors of the Company and the steering committee will recommend its adoption by the Noteholders.

The Company will also file an application under the Emergency Steel Loan Guarantee Act of 1999 to obtain a guarantee of new senior debt to fund the construction of the new mill.

The agreement in principle with the Noteholders is subject to, among other things (i) 95% acceptance by the Noteholders; (ii) obtaining the federal guarantee of new senior debt; and (iii) stockholder approval.

On September 28, 1999, the Company issued the press release attached hereto as
Exhibit 99.1 relating to the agreement in principal with Noteholders.

At a meeting on September 30, 1999, the Company delivered the "Presentation to Noteholders" attached hereto as Exhibit 99.2 to representatives of the Noteholders.

The information contained in the press release and the Presentation to Noteholders is incorporated herein by reference.

Except for historical information, matters discussed above contain forward-looking information and describe the company's belief concerning future business and capital market conditions and outlook based on currently available information. The company has identified these "forward-looking" statements by words such as "should result" and "to file" and similar expressions. Risks and uncertainties which could cause actual results or performance to differ materially from those expressed in these statements include the following: volumes of production and product shipments; changes in product mix and pricing; costs of scrap steel and other raw material inputs; changes in domestic manufacturing capacity; the level of non-residential construction; final approval of the agreement in principle with 95% of the Noteholders and stockholder approval; whether the company can obtain a federal guarantee of debt in an acceptable amount with acceptable terms; overall economic growth in the United States; changes in legislative or regulatory requirements; and the level of imported products in the company's markets. The company assumes no obligation to update the information contained herein.

ITEM 7.      FINANCIAL STATEMENTS, PRO FORMA
             FINANCIAL INFORMATION AND EXHIBITS.

      (c)    Exhibits
             --------

             99.1            Press Release dated September 28, 1999.

             99.2            Presentation to Noteholders delivered September 30,
                             1999.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    NORTHWESTERN STEEL AND WIRE COMPANY


Dated: September 30, 1999           By:  /s/ Frederick J. Rocchio, Jr.
                                    ----------------------------------------
                                         Frederick J. Rocchio, Jr.
                                         President and Chief Executive Officer

                                  EXHIBIT INDEX
                                  -------------


EXHIBIT NO.             EXHIBIT
- -----------             -------

  99.1           Press Release dated September 28, 1999.

  99.2           Presentation to Noteholders delivered September 30, 1999.